Microsoft Word 11.0.6359;SUB-ITEM 77I

The MFS Global Growth Fund (the "Fund"), a series of MFS Series Trust VIII, established new classes of shares and re-designated cases of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.